CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 28, 2000, accompanying the 1999 financial statements of Change Technology Partners, Inc. (formerly known as Arinco Computer Systems, Inc.) and Subsidiaries contained in the Form N-14 registration statement. We consent to the use of the aforementioned report in the Form N-14 registration statement, and to the use of our name as it appears under the caption “Experts.”

/s/Grant Thornton LLP

GRANT THORNTON LLP

Oklahoma City, Oklahoma
April 24, 2002